Exhibit 10.1

CONSULTING AGREEMENT WITH BLUE OCEAN ACQUISITION CORP

THIS CONSULTING AGREEMENT (this “Agreement”) is made and effected as of November 22, 2022 (the “Effective Date”), by and between Blue Ocean Acquisition Corp, a Cayman Islands exempted company (the “Company”), and Matt Lasov, residing for notice purposes at 2 Wisconsin Circle, 7th Floor, 7th Floor Chevy Chase MD 20815 (“Consultant”) (each a “Party” and collectively, the “Parties”).

WHEREAS, the Company is a special purpose acquisition company (Nasdaq: BOCN) formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”);

WHEREAS, the Company desires to retain Consultant as an independent contractor to serve as the Chief Financial Officer (“CFO”) of the Company; and

WHEREAS, the Consultant wishes to accept such engagement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.  Engagement

1.1          The Company hereby engages Consultant as an independent contractor to serve as CFO of the Company.  Consultant will have such responsibilities, duties and authority, and will render such services for and in connection with the Company and its affiliates as are customary in such position in a comparable company and as the Chairman or the Board of Directors of the Company (the “Board”) shall from time to time reasonably direct (the “Consulting Services”). Consultant shall perform all Consulting Services diligently and to the best of Consultant’s professional ability and judgment.

1.2          As disclosed in our Prospectus, the Company’s executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We understand that you, like each of our other executive officers, are engaged in other business endeavors for which you may be entitled to substantial compensation, and you are not obligated to contribute any specific number of hours per week to the Company’s affairs.

2.            Term

2.1          Subject to the terms of this Agreement, Consultant shall provide the Consulting Services from the Effective Date to and concluding on the earlier of the date on which the Company completes the Business Combination or the redemption of the Company’s public shares should it not complete a Business Combination in accordance with the Company’s amended and restated memorandum and articles of association (such period, the “Term”).

2.2          Notwithstanding any other provision in this Agreement to the contrary, the Term shall terminate effective on the date indicated upon the happening of any of the following events:

a. Upon the death of Consultant, effective immediately on the date of death without any notice;

b. Upon at least 30 days’ written notice by either Consultant or the Company to the other Party.

3.           Payment to Consultant

The Company agrees to pay Consultant a bonus of One Hundred and Fifty Thousand United States Dollars ($150,000) within 10 business days of the close of the Business Combination (the “Success Bonus”).  Consultant understands that if the Company does not complete a Business Combination, or if the Term hereunder expires prior to completion of a Business Combination, no Success Bonus shall be due or paid to Consultant.

4.           Relationship of Parties

4.1          The Parties acknowledge and agree that Consultant is being retained hereunder solely as an independent contractor, will not be considered an employee  of the Company for any purpose, and hereby waives participation in and shall not receive any employee benefits.  Consultant is solely responsible for the payment of any and all applicable federal, state, local and other taxes relating to all Consulting Fees paid or payable to Consultant. Nothing in this Agreement shall be construed to constitute an employment relationships, partnership, or joint venture between the Parties.  The Company will not make disability insurance contributions on behalf of Consultant, or obtain workers' compensation insurance on behalf of Consultant.

5.           Confidentiality; Return of Company Property

5.1          Except as required by law or as otherwise set forth in this Agreement, Consultant will not at any time during or after the Term directly or indirectly disclose any Confidential Information. "Confidential Information" as used herein includes but is not limited to all confidential competitive, pricing, marketing, proprietary, trade secret (as defined under applicable law) and other information or materials relating or belonging to the Company (whether or not reduced to writing) or provided by a third party on a confidential basis, including without limitation all non-public information furnished or disclosed to or otherwise obtained by Consultant in the course of the Consultant’s provision of the Consulting Services. "Confidential Information" does not include information that lawfully and properly becomes publicly known outside of the Company, other than through a breach by Consultant of this Agreement or some other obligation.

5.2          Upon the termination of the Term or earlier upon written demand of Company, Consultant shall immediately return to Company, all Company property, including any Confidential Information in the possession of Consultant.

5.3          Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prohibits Consultant from confidentially or otherwise communicating or filing a charge or complaint with, participating in an investigation by, or giving truthful testimony or statements to, a governmental agency or regulatory entity, in each case without receiving prior authorization from or having to disclose any such conduct to Company, or from responding if properly subpoenaed or otherwise required to do so under applicable law.  U.S. federal law provides that an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (x) in confidence to a Federal, State, or local government official (either directly or indirectly) or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

6.           Assignment

Neither this Agreement nor any rights or obligations under this Agreement shall be transferable or assignable by Consultant without the prior written consent of the Company.  Any attempted transfer or assignment that violates this paragraph, or any other term of this Agreement, shall be void.

7.           Governing Law and Jurisdiction

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The Parties (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

8.           Miscellaneous

Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision hereof.  This Agreement constitutes the entire agreement between the Parties and hereby supersedes all prior and contemporaneous drafts, writings or oral statements.  This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties hereto.

9.           Counterparts and Facsimile Signatures.

This Agreement may be executed in counterparts and by facsimile or electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) execution, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above in the Preamble.

Blue Ocean Acquisition Corp

By:	/s/ Richard Leggett

Name:	Richard Leggett

Title:	Chief Executive Officer

Matt Lasov

/s/ Matt Lasov